ENERGY TRANSFER EQUITY ANNOUNCES TWELFTH CONSECUTIVE QUARTERLY CASH DISTRIBUTION INCREASE

Distribution per Unit Up More Than 37% Compared to Same Period Last Year

Earnings Release and Earnings Call Dates Also Announced

Dallas – October 26, 2015 – Energy Transfer Equity, L.P. (NYSE: ETE) today announced a $0.02 increase in its quarterly cash distribution to $0.285 per ETE common unit for the third quarter ended September 30, 2015, or $1.14 per unit on an annualized basis.

Adjusting for the unit split completed in July 2015, the quarterly distribution of $0.285 per ETE common unit represents a unit distribution increase of 37.3% compared to the third quarter of 2014. This also represents an annualized distribution increase of $0.08 per common unit, or 7.5%, compared to the second quarter of 2015 and marks the twelfth consecutive quarter that ETE has raised its distribution. The cash distribution will be paid on November 19, 2015 to unitholders of record as of the close of business on November 5, 2015.

ETE plans to release earnings for the third quarter of 2015 on Wednesday, November 4, 2015, after the market closes. ETE and its subsidiary, Energy Transfer Partners, L.P. (NYSE: ETP), will conduct a joint conference call on Thursday, November 5, 2015 at 8:00 a.m. Central Time to discuss quarterly results. During the scheduled time of the conference call, a live webcast will be available on Energy Transfer’s website at www.energytransfer.com. The call will also be available for replay on Energy Transfer’s website for a limited time.

The following information applies to ETE’s quarterly distribution announcement:

Record Date:         November 5, 2015
Ex-Date:         November 3, 2015
Payment Date:     November 19, 2015
Amount Paid:         $0.285 per common unit

Energy Transfer Equity, L.P. (NYSE:ETE) is a master limited partnership which owns the general partner and 100% of the incentive distribution rights (IDRs) of Energy Transfer Partners, L.P. (NYSE:ETP) and Sunoco, LP (NYSE:SUN), approximately 2.6 million ETP common units, approximately 81.0 million ETP Class H Units, which track 90% of the underlying economics of the general partner interest and IDRs of Sunoco Logistics Partners L.P. (NYSE:SXL), and 100 ETP Class I Units. On a consolidated basis, ETE’s family of companies owns and operates approximately 71,000 miles of natural gas, natural gas liquids, refined products, and crude oil pipelines. For more information, visit the Energy Transfer Equity, L.P. website at www.energytransfer.com.

Forward-Looking Statements

This press release may include certain statements concerning expectations for the future that are forward-looking statements as defined by federal law. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control. An extensive list of factors that can affect future results are discussed in the Partnership’s Annual Report on Form 10-K and other documents filed from time to time with the Securities and Exchange Commission. The Partnership undertakes no obligation to update or revise any forward-looking statement to reflect new information or events.

This release serves as qualified notice to nominees as provided for under Treasury Regulation section 1.1446-4(b)(4) and (d). Please note that 100 percent of Energy Transfer Equity, L.P.’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, all of Energy Transfer Equity, L.P.’s distributions to foreign investors are subject to federal tax withholding at the highest applicable effective tax rate. Nominees are treated as withholding agents responsible for withholding distributions received by them on behalf of foreign investors.

The information contained in this press release is available on our website at www.energytransfer.com.

Contacts
Investor Relations:
Energy Transfer
Brent Ratliff
214-981-0700 (office)
Lyndsay Hannah
214-840-5477 (office)

Media Relations:
Vicki Granado
Granado Communications Group
214-599-8785 (office)
214-498-9272 (cell)

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